EXHIBIT 12(b)
SECTION 906 CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Nicholas-Applegate Institutional Funds (the "Registrant") hereby certifies, to the best of his or her knowledge, that the Registrant's Report on Form N-CSR for the period ended November 30, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information  contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 6, 2009

/s/ Horacio A. Valeiras
Horacio A. Valeiras
Title:  President (Principal Executive Officer) and Trustee

Date: February 6, 2009

/s/ Deborah A. Wussow
Deborah A. Wussow
Title: Treasurer (Principal Financial Officer)

This certification is furnished pursuant to the requirements of Form N-CSR and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.